Exhibit 99.1

NUVERRA ANNOUNCES FOURTH-QUARTER AND FULL YEAR 2016 RESULTS
SCOTTSDALE, AZ (April 14, 2017) - Nuverra Environmental Solutions, Inc. (OTCQB: NESC) (“Nuverra” or the “Company”) today announced financial and operating results for the fourth quarter and full year ended December 31, 2016.
SUMMARY OF QUARTERLY RESULTS

•	Fourth quarter revenue was $35.8 million, an increase of approximately 1.0%, or $0.3 million, when compared with revenue of $35.4 million in the third quarter of 2016.

•
Total costs and expenses, adjusted for special items, were $48.0 million, or a 0.9% increase when compared with $47.5 million in the third quarter of 2016, and a 38.9% reduction in total costs and expenses, adjusted for special items, when compared with the fourth quarter of 2015.

•
Loss from continuing operations for the fourth quarter was $61.3 million, or a loss of $0.45 per diluted share, compared with a loss from continuing operations of $38.4 million, or a loss of $0.30 per diluted share, in the third quarter of 2016.

•
Adjusted EBITDA from continuing operations for the fourth quarter was $2.5 million, a decrease of $0.9 million compared with adjusted EBITDA from continuing operations of $3.4 million in the third quarter of 2016.

•	Total liquidity as of December 31, 2016 was $12.6 million.

FOURTH QUARTER 2016 RESULTS
Fourth quarter revenue was $35.8 million, an increase of $0.3 million, or 1.0%, from $35.4 million in the third quarter of 2016. Revenue increased sequentially based on a mix of pricing and activity improvement as rig counts continued to rebound, partially offset by poor weather conditions in December. In the fourth quarter of 2015, the Company reported revenue of $68.6 million.
Total costs and expenses, adjusted for special items, were $48.0 million, a 0.9% increase compared with total costs and expenses, adjusted for special items, of $47.5 million in the third quarter of 2016. The Company reported total costs and expenses, adjusted for special items, of $78.5 million in the fourth quarter of 2015.
On a year-over-year comparison with the fourth quarter of 2015, the $30.5 million reduction in total costs and expenses, adjusted for special items, included:

•	Approximately $12.8 million in lower payroll and related expenses, reflecting a 41.0% year-over-year reduction in headcount;

•	Approximately $2.3 million in lower fuel expense;

•	Approximately $2.6 million, or 34.7%, in lower general and administrative expenses;

•	Approximately $3.4 million in lower depreciation and amortization expenses; with,

•	The balance of $9.4 million related to reductions in other direct operating expenses.

For the fourth quarter of 2016, the Company reported a net loss from continuing operations of $61.3 million, or a loss of $0.45 per diluted share. Special items in the fourth quarter totaled approximately $35.3 million and included $31.7 million for asset impairment charges, partially offset by a $0.7 million gain on the change in fair value of the derivative warrant liability. Additionally, special items included net losses on sales of underutilized assets, non-recurring legal and professional fees, and stock-based compensation expense. Excluding the impact of these special items, fourth quarter adjusted loss from continuing operations was $26.0 million, or a loss of $0.19 per diluted share. This compares with a loss from continuing operations, adjusted for special items, of $26.3 million, or a loss of $0.20 per diluted share, in the third quarter of 2016. The Company reported a loss from continuing operations, adjusted for special items, of $21.8 million, or a loss of $0.79 per diluted share, in the fourth quarter of 2015.
Adjusted EBITDA from continuing operations for the fourth quarter was $2.5 million, a decrease of $0.9 million compared with $3.4 million in the third quarter of 2016. Fourth quarter adjusted EBITDA margin from continuing operations was 7.1%, compared with 9.7% in the third quarter of 2016. The Company reported adjusted EBITDA from continuing operations of $8.2 million and an adjusted EBITDA margin from continuing operations of 12.0% in the fourth quarter of 2015.
2016 FULL YEAR RESULTS
Revenue for the year was $152.2 million, a decrease of $204.5 million, or 57.3%, when compared with $356.7 million for fiscal 2015. The decrease was attributable to lower overall drilling and completion activities by our customers due to the continued decline in oil and natural gas prices, coupled with continued pricing pressures in all divisions.
Net loss from continuing operations for the year was $167.6 million, or a loss of $1.84 per diluted share, compared with a loss of $195.2 million, or a loss of $7.05 per diluted share, for fiscal 2015. Excluding special items, the full year adjusted loss from continuing operations was $108.0 million, or a loss of $1.19 per diluted share, compared with adjusted loss from continuing operations of $73.8 million, or a loss of $2.67 per diluted share, in 2015. The $59.4 million in special items for the full year primarily included $14.3 million in legal and professional fees associated with the Company’s exchange offer and related debt restructuring activities, and $42.2 million for asset impairment charges, partially offset by a $1.7 million gain on the sale of the Company’s minority interest in Underground Solutions, Inc., and a $3.3 million gain on the change in fair value of the derivative warrant liability. Additionally, special items included net losses on sales of underutilized assets, severance-related charges, stock-based compensation expense, and the write off of a portion of the unamortized debt issuance costs associated with amendments to the asset-based revolving credit facility (the “ABL Facility”).
Adjusted EBITDA from continuing operations for the full year was $7.8 million, a decrease of 82.9% when compared with fiscal 2015. Adjusted EBITDA margin from continuing operations for 2016 was 5.2%, compared with 12.9% in 2015.
CASH FLOW AND LIQUIDITY
Net cash used in operating activities from continuing operations for the full year ended December 31, 2016 was $26.3 million, while asset sales net of capital expenditures from continuing operations provided proceeds of $6.9 million. For the full year ended December 31, 2016, free cash flow (defined as net cash used in or provided by operating activities, less purchases of property, plant and equipment net of proceeds received from sales of property, plant and equipment) was negative at $19.4 million, compared with positive free cash flow of $43.4 million in 2015.
Total liquidity as of December 31, 2016, consisting almost entirely of available borrowings under the ABL Facility, was $12.6 million.
As of December 31, 2016, total debt outstanding was $487.6 million, including $40.4 million of 9.875% Senior Notes due 2018, $351.3 million of 12.5%/10.0% Senior Secured Second Lien Notes due 2021, $60.7 million under a term loan, $22.7 million under the ABL Facility, and $12.5 million in capital leases and notes payable.
About Nuverra
Nuverra Environmental Solutions, Inc. is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers focused on the development and ongoing production of oil and natural gas from shale formations. Our strategy is to provide one-stop, total environmental solutions and wellsite logistics management, including delivery, collection, treatment, recycling, and disposal of solid and liquid materials that are used in and generated by the drilling, completion, and ongoing production of shale oil and natural gas. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: the current default under our asset-based revolving credit facility and related cross-defaults under our other documents governing our indebtedness; difficulties encountered in restructuring our debt; risks of successfully consummating restructuring of our debt within the timeframes or on the terms contemplated; the ability to successfully consummate a bankruptcy proceeding in connection with the restructuring of our debt; the potential that our debtholders can accelerate and foreclose pursuant to our debt obligations at any time; the ability to make the scheduled interest payments under the agreements governing our debt obligations, including the upcoming interest payments on our notes; potential impact of litigation; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; current and projected future uncertainties in commodities markets, including low oil and/or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production in shale areas where we operate and/or shale areas where we currently do not have operations; control of costs and expenses, including uncertainty regarding the ability to successfully implement cost-management initiatives; liquidity and access to capital; compliance with the terms of agreements governing our indebtedness; and the competitive and regulatory environment. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions, Inc.
602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
Non-rental revenue	$32,348	$64,115	$139,886	$327,655
Rental revenue	3,434	4,517	12,290	29,044
Total revenue	35,782	68,632	152,176	356,699
Costs and expenses:
Direct operating expenses	28,602	57,826	129,624	279,881
General and administrative expenses	9,034	8,225	37,013	39,327
Depreciation and amortization	14,693	18,046	60,763	70,511
Impairment of long-lived assets	31,712	—	42,164	—
Impairment of goodwill	—	—	—	104,721
Other, net	—	5,984	—	7,098
Total costs and expenses	84,041	90,081	269,564	501,538
Loss from operations	(48,259)	(21,449)	(117,388)	(144,839)
Interest expense, net	(13,856)	(12,057)	(54,530)	(49,194)
Other income, net	754	151	5,778	894
Loss on extinguishment of debt	—	(1,134)	(674)	(2,145)
Loss from continuing operations before income taxes	(61,361)	(34,489)	(166,814)	(195,284)
Income tax benefit (expense)	45	77	(807)	117
Loss from continuing operations	(61,316)	(34,412)	(167,621)	(195,167)
Gain (loss) from discontinued operations, net of income taxes	—	531	(1,235)	(287)
Net loss attributable to common shareholders	$(61,316)	$(33,881)	$(168,856)	$(195,454)

Net loss per common share attributable to common shareholders:
Basic and diluted loss from continuing operations	$(0.45)	$(1.24)	$(1.84)	$(7.05)
Basic and diluted income (loss) from discontinued operations	—	0.02	(0.01)	(0.01)
Net loss per basic and diluted common share	$(0.45)	$(1.22)	$(1.85)	$(7.06)

Weighted average shares outstanding used in computing net loss per basic and diluted common share	137,702	27,821	90,979	27,681

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$994	$39,309
Restricted cash	1,420	4,250
Accounts receivable, net	23,795	42,188
Inventories	2,464	2,985
Prepaid expenses and other receivables	3,516	3,377
Other current assets	107	2,372
Assets held for sale	1,182	—
Total current assets	33,478	94,481
Property, plant and equipment, net	294,179	406,188
Equity investments	73	3,750
Intangibles, net	14,310	16,867
Other assets	564	1,333
Total assets	$342,604	$522,619
Liabilities and Shareholders' Deficit
Accounts payable	$4,047	$6,907
Accrued liabilities	18,787	29,843
Current contingent consideration	—	8,628
Current portion of long-term debt	465,835	499,709
Derivative warrant liability	4,298	—
Total current liabilities	492,967	545,087
Deferred income taxes	495	270
Long-term debt	5,956	11,758
Long-term contingent consideration	8,500	—
Other long-term liabilities	3,752	3,775
Total liabilities	511,670	560,890
Commitments and contingencies
Shareholders' deficit:
Common stock	152	30
Additional paid-in capital	1,407,867	1,369,921
Treasury stock	(19,807)	(19,800)
Accumulated deficit	(1,557,278)	(1,388,422)
Total shareholders' deficit	(169,066)	(38,271)
Total liabilities and shareholders' deficit	$342,604	$522,619

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(168,856)	$(195,454)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Income from discontinued operations, net of income taxes	—	(906)
Loss on the sale of TFI	1,235	1,534
Depreciation and amortization of intangible assets	60,763	70,511
Amortization of debt issuance costs, net	6,165	4,800
Accrued interest added to debt principal	26,684	—
Stock-based compensation	1,125	2,321
Impairment of long-lived assets	42,164	5,921
Impairment of goodwill	—	104,721
Gain on the sale of UGSI	(1,747)	—
Loss (gain) on disposal of property, plant and equipment	3,512	(321)
Bad debt expense	(283)	(1,110)
Change in fair value of derivative warrant liability	(3,311)	—
Loss on extinguishment of debt	674	2,145
Deferred income taxes	225	(1)
Other, net	560	(456)
Changes in operating assets and liabilities:
Accounts receivable	18,676	67,735
Prepaid expenses and other receivables	(285)	543
Accounts payable and accrued liabilities	(13,507)	(17,059)
Other assets and liabilities, net	(45)	4,903
Net cash (used in) provided by operating activities from continuing operations	(26,251)	49,827
Net cash used in operating activities from discontinued operations	—	(708)
Net cash (used in) provided by operating activities	(26,251)	49,119
Cash flows from investing activities:
Proceeds from the sale of TFI	—	78,897
Proceeds from the sale of property, plant and equipment	10,696	12,732
Purchases of property, plant and equipment	(3,826)	(19,201)
Proceeds from the sale of UGSI	5,032	—
Change in restricted cash	2,830	(4,250)
Net cash provided by investing activities from continuing operations	14,732	68,178
Net cash used in investing activities from discontinued operations	—	(181)
Net cash provided by investing activities	14,732	67,997
Cash flows from financing activities:
Proceeds from revolving credit facility	154,514	—
Payments on revolving credit facility	(233,667)	(81,647)
Proceeds from term loan	55,000	—
Payments for debt issuance costs	(1,029)	(225)
Issuance of stock	5,000	—
Payments on vehicle financing and other financing activities	(6,614)	(11,246)
Net cash used in financing activities from continuing operations	(26,796)	(93,118)
Net cash used in financing activities from discontinued operations	—	(105)
Net cash used in financing activities	(26,796)	(93,223)
Net (decrease) increase in cash and cash equivalents	(38,315)	23,893
Cash and cash equivalents - beginning of period	39,309	15,416
Cash and cash equivalents - end of period	994	39,309
Less: cash and cash equivalents of discontinued operations - end of period	—	—
Cash and cash equivalents of continuing operations - end of period	$994	$39,309

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company's liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Loss from Continuing Operations to EBITDA, Adjusted EBITDA from Continuing Operations and Total Adjusted EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Loss from continuing operations	$(61,316)	$(34,412)	$(167,621)	$(195,167)
Depreciation and amortization	14,693	18,046	60,763	70,511
Interest expense, net	13,856	12,057	54,530	49,194
Income tax (benefit) expense	(45)	(77)	807	(117)
EBITDA	(32,812)	(4,386)	(51,521)	(75,579)
Adjustments:
Transaction-related costs, including earnout adjustments, net	—	(143)	(117)	(288)
Stock-based compensation	217	463	1,125	2,321
Change in fair value of derivative warrant liability	(737)	—	(3,311)	—
Capital reorganization costs	4,033	(108)	14,310	201
Legal and environmental costs, net	(99)	389	3,128	1,389
Impairment of long-lived assets	31,712	—	42,164	—
Impairment of goodwill	—	—	—	104,721
Restructuring, exit and other costs	—	9,983	(379)	11,335
Loss on extinguishment of debt	—	1,134	674	2,145
Gain on the sale of UGSI	—	—	(1,747)	—
Loss (gain) on disposal of assets	219	877	3,512	(321)
Adjusted EBITDA from continuing operations	2,533	8,209	7,838	45,924
Adjusted EBITDA from discontinued operations	—	—	—	1,197
Total Adjusted EBITDA	$2,533	$8,209	$7,838	$47,121

Reconciliation of Loss from Discontinued Operations to EBITDA from Discontinued Operations and Adjusted EBITDA from Discontinued Operations:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Income (loss) from discontinued operations	$—	$531	$(1,235)	$(287)
Income tax benefit	—	(341)	—	(76)
EBITDA from discontinued operations	—	190	(1,235)	(363)
Adjustments:
Transaction-related costs	—	—	—	26
Loss on sale of TFI	—	(190)	1,235	1,534
Adjusted EBITDA from discontinued operations	$—	$—	$—	$1,197

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended December 31, 2016	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$19,541	$8,104	$8,137	$—	$35,782
Direct operating expenses	15,386	7,668	5,548	—	28,602
General and administrative expenses	1,193	757	603	6,481	9,034
Depreciation and amortization	8,073	2,856	3,705	59	14,693
Loss from operations	(36,823)	(3,177)	(1,719)	(6,540)	(48,259)
Operating margin %	(188.4)%	(39.2)%	(21.1)%	NA	(134.9)%
Loss from continuing operations before income taxes	(36,863)	(3,242)	(1,725)	(19,531)	(61,361)

Loss from continuing operations	(36,863)	(3,241)	(1,724)	(19,488)	(61,316)
Depreciation and amortization	8,073	2,856	3,705	59	14,693
Interest expense, net	57	64	7	13,728	13,856
Income tax benefit	—	(1)	(1)	(43)	(45)
EBITDA	$(28,733)	$(322)	$1,987	$(5,744)	$(32,812)

Adjustments, net	31,701	97	79	3,468	35,345
Adjusted EBITDA from continuing operations	$2,968	$(225)	$2,066	$(2,276)	$2,533
Adjusted EBITDA margin %	15.2%	(2.8)%	25.4%	NA	7.1%

Three months ended December 31, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$37,685	$17,586	$13,361	$—	$68,632
Direct operating expenses	31,744	14,458	11,624	—	57,826
General and administrative expenses	1,623	890	891	4,821	8,225
Depreciation and amortization	8,952	4,639	4,360	95	18,046
Loss from operations	(4,634)	(2,400)	(9,499)	(4,916)	(21,449)
Operating margin %	(12.3)%	(13.6)%	(71.1)%	NA	(31.3)%
Loss from continuing operations before income taxes	(4,723)	(2,472)	(9,489)	(17,805)	(34,489)

Loss from continuing operations	(4,723)	(2,472)	(9,489)	(17,728)	(34,412)
Depreciation and amortization	8,952	4,639	4,360	95	18,046
Interest expense, net	99	150	53	11,755	12,057
Income tax benefit	—	—	—	(77)	(77)
EBITDA	$4,328	$2,317	$(5,076)	$(5,955)	$(4,386)

Adjustments, net	4,192	167	6,358	1,878	12,595
Adjusted EBITDA from continuing operations	$8,520	$2,484	$1,282	$(4,077)	$8,209
Adjusted EBITDA margin %	22.6%	14.1%	9.6%	NA	12.0%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Year Ended December 31, 2016	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$82,564	$36,446	$33,166	$—	$152,176
Direct operating expenses	65,066	36,673	27,885	—	129,624
General and administrative expenses	5,951	2,632	2,951	25,479	37,013
Depreciation and amortization	31,498	13,446	15,559	260	60,763
Loss from operations	(51,663)	(24,330)	(15,656)	(25,739)	(117,388)
Operating margin %	(62.6)%	(66.8)%	(47.2)%	NA	(77.1)%
Loss from continuing operations before income taxes	(51,951)	(24,226)	(15,741)	(74,896)	(166,814)

Loss from continuing operations	(51,951)	(24,225)	(15,786)	(75,659)	(167,621)
Depreciation and amortization	31,498	13,446	15,559	260	60,763
Interest expense, net	411	432	146	53,541	54,530
Income tax (benefit) expense	—	(1)	45	763	807
EBITDA	$(20,042)	$(10,348)	$(36)	$(21,095)	$(51,521)

Adjustments, net	34,209	8,917	4,627	11,606	59,359
Adjusted EBITDA from continuing operations	$14,167	$(1,431)	$4,591	$(9,489)	$7,838
Adjusted EBITDA margin %	17.2%	(3.9)%	13.8%	NA	5.2%

Year Ended December 31, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$196,021	$92,135	$68,543	$—	$356,699
Direct operating expenses	147,214	74,364	58,303	—	279,881
General and administrative expenses	6,824	4,606	4,891	23,006	39,327
Depreciation and amortization	35,043	16,667	18,188	613	70,511
Loss from operations	(97,781)	(3,624)	(19,422)	(24,012)	(144,839)
Operating margin %	(49.9)%	(3.9)%	(28.3)%	NA	(40.6)%
Loss from continuing operations before income taxes	(97,632)	(4,228)	(19,526)	(73,898)	(195,284)

Loss from continuing operations	(97,632)	(4,228)	(19,526)	(73,781)	(195,167)
Depreciation and amortization	35,043	16,667	18,188	613	70,511
Interest expense, net	462	796	195	47,741	49,194
Income tax benefit	—	—	—	(117)	(117)
EBITDA	$(62,127)	$13,235	$(1,143)	$(25,544)	$(75,579)

Adjustments, net	108,207	301	7,408	5,587	121,503
Adjusted EBITDA from continuing operations	$46,080	$13,536	$6,265	$(19,957)	$45,924
Adjusted EBITDA margin %	23.5%	14.7%	9.1%	NA	12.9%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended December 31, 2016
	As Reported	Special Items		As Adjusted
Revenue	$35,782	$—		$35,782
Direct operating expenses	28,602	(218)	[A]	28,384
General and administrative expenses	9,034	(4,152)	[B]	4,882
Total costs and expenses	84,041	(36,082)	[C]	47,959
Loss from operations	(48,259)	36,082	[C]	(12,177)
Loss from continuing operations	(61,316)	35,319	[D]	(25,997)

Basic and diluted loss from continuing operations	$(0.45)			$(0.19)

Loss from continuing operations	$(61,316)			$(25,997)
Depreciation and amortization	14,693			14,693
Interest expense, net	13,856			13,856
Income tax benefit	(45)			(19)
EBITDA and Adjusted EBITDA from continuing operations	$(32,812)			$2,533

Description of 2016 Special Items:
[A]	Special items primarily includes the loss on sale of underutilized assets.
[B]	Primarily attributable to stock-based compensation, non-routine litigation expenses, non-routine professional fees and $4.0 million for capital reorganization costs.
[C]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $31.7 million for assets determined to be impaired in the Rocky Mountain division.
[D]
Primarily includes the aforementioned adjustments along with a gain of $0.7 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended December 31, 2016 was near zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended December 31, 2015
	As Reported	Special Items		As Adjusted
Revenue	$68,632	$—		$68,632
Direct operating expenses	57,826	(4,876)	[E]	52,950
General and administrative expenses	8,225	(744)	[F]	7,481
Total costs and expenses	90,081	(11,604)	[G]	78,477
Loss from operations	(21,449)	11,604	[G]	(9,845)
Loss from continuing operations	(34,412)	12,570	[H]	(21,842)

Basic and diluted loss from continuing operations	$(1.24)			$(0.79)

Loss from continuing operations	$(34,412)			$(21,842)
Depreciation and amortization	18,046			18,046
Interest expense, net	12,057			12,057
Income tax expense (benefit)	(77)			(52)
EBITDA and Adjusted EBITDA from continuing operations	$(4,386)			$8,209

Description of 2015 Special Items:
[E]	Special items include a loss on sale related to the disposal of certain transportation related assets and the write-off of pipeline related assets in connection with a contract termination.
[F]	Primarily attributable to stock-based compensation and non-routine litigation expenses.
[G]
Primarily includes the aforementioned adjustments, and approximately $5.9 million in long-lived asset impairment charges recorded in the Southern division in association with our restructuring initiative.

[H]
Primarily includes the aforementioned adjustments along with a charge of $1.1 million in connection with a write-off of a portion of the unamortized debt issuance costs associated with our ABL Facility. We also recorded a net reduction related to a prior acquisition earnout reserve of $0.1 million in the three months ended December 31, 2015. Additionally, our effective tax rate for the three months ended December 31, 2015 was near zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Year Ended December 31, 2016
	As Reported	Special Items		As Adjusted
Revenue	$152,176	$—		$152,176
Direct operating expenses	129,624	(5,850)	[A]	123,774
General and administrative expenses	37,013	(15,857)	[B]	21,156
Total costs and expenses	269,564	(63,871)	[C]	205,693
Loss from operations	(117,388)	63,871	[C]	(53,517)
Loss from continuing operations	(167,621)	59,646	[D]	(107,975)

Basic and diluted loss from continuing operations	$(1.84)			$(1.19)

Loss from continuing operations	$(167,621)			$(107,975)
Depreciation and amortization	60,763			60,763
Interest expense, net	54,530			54,530
Income tax expense	807			520
EBITDA and Adjusted EBITDA from continuing operations	$(51,521)			$7,838

Description of 2016 Special Items:
[A]	Special items primarily includes the loss on sale of underutilized assets and environmental clean-up charges.
[B]	Primarily attributable to stock-based compensation, non-routine litigation expenses, non-routine professional fees and capital reorganization costs of $14.3 million.
[C]
Primarily includes the aforementioned adjustments along with long-lived asset impairment charges for assets classified as assets-held-for-sale in the Northeast division of $2.4 million and the Southern division of $2.4 million, as well as long-lived asset impairment charges of $31.7 million for the Rocky Mountain division and $5.7 million for the Northeast division.

[D]
Primarily includes the aforementioned adjustments along with a charge of $0.7 million in connection with the write-off of a portion of the unamortized debt issuance costs as a result of amendments to the ABL Facility, a gain of $3.3 million associated with the change in fair value of the derivative warrant liability, and a gain on the sale of Underground Solutions, Inc. of $1.7 million. Additionally, our effective tax rate for the twelve months ended December 31, 2016 was 0.5% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Year Ended December 31, 2015
	As Reported	Special Items		As Adjusted
Revenue	$356,699	$—		$356,699
Direct operating expenses	279,881	(3,678)	[E]	276,203
General and administrative expenses	39,327	(4,149)	[F]	35,178
Total costs and expenses	501,538	(119,646)	[G]	381,892
Loss from operations	(144,839)	119,646	[G]	(25,193)
Loss from continuing operations	(195,167)	121,381	[H]	(73,786)

Basic and diluted loss from continuing operations	$(7.05)			$(2.67)

Loss from continuing operations	$(195,167)			$(73,786)
Depreciation and amortization	70,511			70,511
Interest expense, net	49,194			49,194
Income tax (benefit) expense	(117)			5
EBITDA and Adjusted EBITDA from continuing operations	$(75,579)			$45,924

Description of 2015 Special Items:
[E]	Special items include a gain on sale related to the disposal of certain transportation related assets and the write-off of pipeline related assets in connection with a contract termination.
[F]	Primarily attributable to stock-based compensation, non-routine litigation expenses and a gain related to the sale of assets.
[G]
Primarily includes the aforementioned adjustments, as well as a charge of approximately $7.1 million associated with our restructuring initiative and other exit related costs from certain shale basins, and approximately $104.7 million associated with a goodwill impairment charge recorded for the Rocky Mountain division.

[H]
Primarily includes the aforementioned adjustments, along with a charge of $2.1 million in connection with a write-off of a portion of the unamortized debt issuance costs associated with our ABL Facility and a net reduction related to a prior acquisition earnout reserve of $0.3 million. Additionally, our effective tax rate for the year ended December 31, 2015 was zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Free Cash Flow from Continuing Operations

	Year Ended
	December 31,
	2016	2015
Net cash (used in) provided by operating activities from continuing operations	$(26,251)	$49,827
Less: net cash capital expenditures [1]	6,870	(6,469)
Free Cash Flow	$(19,381)	$43,358

[1]	Purchases of property, plant and equipment, net of proceeds received from sales of property, plant and equipment